UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2007

Don Marcos Trading Co. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-52692 (Commission File Number)	65-0921319 (IRS Employer Identification No.)

1850 Southeast 17th Street, Suite 300 Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip Code)

(954) 356-8100 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2007, Don Marcos Trading Co. (the “Company”) entered into Stock Purchase Agreements with certain of its officers for the sale to those officers of shares of the Company’s common stock as follows:

Name of Officer	Number of Shares of Common Stock Purchased	Purchase Price Paid
Earl T. Shannon	1,400,000	$7,000
Steven W. Hudson	1,400,000	$7,000
Scott W. Bodenweber	1,400,000	$7,000

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Stock Purchase Agreements described in Item 1.01, on December 12, 2007,  the Company sold an aggregate of 4,200,000 shares of its common stock at a price of $0.005 per share for gross proceeds of $21,000 to three accredited investors.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated pursuant thereto.  The Company believes that the investors are “accredited investors” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)           The following exhibits are being furnished herewith:

Exhibit No.                                Exhibit Description

10.1	Stock Purchase Agreement with Earl T. Shannon, dated December 12, 2007

10.2	Stock Purchase Agreement with Steven W. Hudson, dated December 12, 2007

10.3	Stock Purchase Agreement with Scott W. Bodenweber, dated December 12, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 13, 2007	DON MARCOS TRADING CO., a Florida corporation /s/ Earl T. Shannon By: Earl T. Shannon Its: President

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